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                                                                    EXHIBIT 10.3
                              INDEMNITY AGREEMENT

     This Indemnity Agreement (the "Agreement" or the "Indemnity Agreement") is dated the ___ day of April, 1999 among the entities listed on the signature pages hereof as Holders (each individually a "Holder" and collectively, the "Holders"), and the parties listed on the signature pages hereof as Indemnitors (each individually an "Indemnitor" and collectively, the "Indemnitors").

                                   RECITALS

     A. PRIMESTAR, Inc. ("Primestar") is the obligor with respect to (i) notes ("Bridge Loans") issued by Primestar pursuant to the Senior Subordinated Credit Agreement dated as of April 1, 1998, (ii) Primestar's 12-1/4% Senior Subordinated Discount Notes due 2007, Series A and B (the "Discount Notes") and
(iii) Primestar's 10-7/8% Senior Subordinated Notes due 2007, Series A and B (the "Current Pay Notes" and, together with the Bridge Loans and the Discount Notes, the "Notes").

     B. The Holders have entered into a lock-up agreement (the "Lock-up Agreement") with Primestar under the terms of which the Holders will agree to exchange with Primestar each one thousand ($1,000) dollars principal amount of Notes (pursuant to the terms of the Lock-up Agreement) for the consideration set forth in Section 2 of the Lock-up Agreement (the "Exchange Consideration"). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Lock-up Agreement.

     C. Affiliates of the Indemnitors are stockholders of Primestar and/or the account parties under certain outstanding standby letters of credit that secure certain other obligations of Primestar or its subsidiaries and will derive substantial benefits as a result of Primestar consummating the transactions contemplated by the Lock-up Agreement.

     D. Indemnitors' delivery to the Holders of this Indemnity Agreement is a condition to the Holders' consummation of the transactions contemplated by the Lock-up Agreement.

     E. The Indemnitors are the Funding Parties (as defined in the Funding Agreement).

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements contained herein and in the Lock-up Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

                                  AGREEMENTS

     1.  Indemnification.
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     Subject to the condition precedent set forth in Section 2 of this
Agreement, each of the Indemnitors agrees to indemnify and hold harmless each Holder, each beneficial owner of, or party with an interest in, Notes held by such Holder and their officers, directors, agents and advisers (collectively, the "Indemnitees") from and against such Indemnitor's Pro Rata Share (as defined in the Funding Agreement) of any and all losses, claims, damages, liabilities and expenses (including, without limitation, all reasonable legal fees and other costs of defense) ("Loss") which the Indemnitees, or any of them, may become subject by reason of any action to avoid the transfer of, or otherwise recover, the Exchange Consideration, (which shall include any transfer or payment made in respect of or as security for any Exchange Consideration) any portion thereof or the value thereof, brought by or on behalf of any bankruptcy estate of Primestar or any affiliate of Primestar, or any assignee of such bankruptcy estate, or any present or future creditor of Primestar or any affiliate of Primestar, or any assignee of such a creditor, under (S)(S)544, 547, 548 or 550 of the United States Bankruptcy Code or under the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act or any similar preference or fraudulent conveyance provision of statute or common law as in effect in any state or other jurisdiction; provided, however, that no Indemnitor shall indemnify an
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Indemnitee if such Indemnitee files an involuntary bankruptcy against Primestar or any of its affiliates at any time after the closing of the transactions contemplated by the Lock-up Agreement; provided, further, that no Indemnitor
                                       --------  -------
shall have any liability for the payment duties or other obligations of any other Indemnitor hereunder, as guarantor, co-obligor or otherwise.

     2.  Condition Precedent.
         -------------------

     Anything contained herein to the contrary notwithstanding, the obligations of each Indemnitor under Section 1 of this Agreement shall not be applicable, and shall have no force or effect, unless (i) such Indemnitor shall be in default in any material respect of the obligations of such Indemnitor under the Funding Agreement, or (ii) in respect of a Loss resulting from a bankruptcy case
                   --
of Primestar, such Indemnitor or any affiliate of such Indemnitor shall have received any recovery or distribution from the bankruptcy estate of Primestar in such bankruptcy case (a "Recovery"), and then only to the extent of such Recovery.

     3.  Assignment of Recovery.
         ----------------------

     In the event that any Indemnitor or any affiliate of such Indemnitor shall receive any Recovery, whether or not such Indemnitor or affiliate sought a Recovery, such Recovery shall be held in trust for the benefit of the Indemnitees and will be turned over to the Indemnitees within five business days after such receipt for application to the obligations, if any, of such Indemnitor under Section 1 above, until such obligations shall have been satisfied in full.

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     4.  Binding Effect.
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     This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. No assignment by an Indemnitor shall relieve an Indemnitor from its obligations hereunder.

     5.  Notices.
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     All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon telephonic confirmation of facsimile, (ii) when sent by overnight delivery or (iii) when mailed by registered or certified mail return receipt requested and postage prepaid, to the addresses listed on the signature pages hereto. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address, telephone number or telecopier number for such recipient (i) if such recipient is an Indemnitor, as set forth on the signature pages hereof, with a copy to:

                    Baker & Botts, L.L.P.
                    599 Lexington Avenue
                    New York, New York 10022
                    Telephone: (212) 705-5000
                    Telecopy: (212) 705-5125
                    Attention: Marc A. Leaf, Esq.

and (ii) if such recipient is a Holder, as set forth on the signature pages hereto, with copies to:

                    Orrick, Herrington & Sutcliffe, LLP
                    666 Fifth Avenue
                    New York, New York 10022
                    Telephone: (212) 506-5000
                    Telecopy: (212) 506-5151
                    Attention: Duncan N. Darrow, Esq.

                    and

                    Ropes & Gray
                    One International Place
                    Boston, Massachusetts 02110
                    Telephone: (617) 951-7000
                    Telecopy: (617) 951-7050
                    Attention: William F. McCarthy, Esq.

using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is

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received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     6.   General; Choice of Law; Consent to Jurisdiction.
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     The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforceable to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. No amendment of any provision of this Indemnity Agreement shall be valid unless the same shall be in writing and signed by the Holders and the Indemnitors. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any conflicts of laws principles.
Each party hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan or any federal court sitting in the Borough of Manhattan in respect of any suit, action or proceeding arising out of or relating to this Agreement and the transactions pursuant hereto and in connection herewith, and irrevocably agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined in such court.
Each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     7.   Agreement on Certain Trading Activities.
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     Each Indemnitor agrees that during the 15 calendar day period from and including April 21, 2000, through and including May 5, 2000, it shall refrain, and shall cause Primestar to refrain, from any trading activity in shares of the Class H Common Stock, par value $.10 per share, of General Motors Corporation (the "GMH Stock"), or any security convertible into, or exercisable or exchangeable for, shares of GMH Stock, with the purpose of reducing the market price of the GMH Stock over such 15 calendar day period. Without limiting the generality of the foregoing, nothing in this Section 7 shall be construed to prohibit any trading, portfolio, treasury or pension management activity in the ordinary course of business by or on behalf of an Indemnitor. Anything contained herein to the contrary notwithstanding, in the event of any "Reorganization Event," as such term is defined in the Share Appreciation Rights, all references in this Section 7 to shares of GMH Stock shall thereafter mean and refer to shares of "Covered Stock," as such term is defined in the Share Appreciation Rights.

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     IN WITNESS WHEREOF, the parties hereto have executed this Indemnity
Agreement on the date first written above.


                              HOLDER:

                              ____________________________________________
                              (Please type or print proper name of Holder)


                              By:________________________________________
                         Name:_____________________________________
                              Title:_____________________________________

                              Address: ___________________________________
                                       ___________________________________
                                       ___________________________________
                              Telecopy No.:_______________________________
                              Telephone No.:______________________________
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                              INDEMNITORS:

                              ____________________________________
                              (Please type or print proper name of Indemnitor)


                              By:______________________________________
                         Name:____________________________________
                              Title:___________________________________

                              Address:___________________________________
                                      ___________________________________
                                      ___________________________________
                              Telecopy No.:______________________________
                              Telephone No.:_____________________________